EXHIBIT 99.1

Press contact:	Financial contact:
Tim Powers	Stacey Fitzgerald
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6021
tpowers@rsasecurity.com	investor@rsasecurity.com

For Immediate Release

RSA Security Announces Third Quarter Results

Company Reports 9% Revenue Growth and Earnings Per Share of $0.06;
Third Quarter Results and Fourth Quarter Guidance to be Discussed on Conference
Call Today at 4:30 p.m. E.D.T.

BEDFORD, Mass., October 16, 2003 – RSA Security Inc. (NASDAQ: RSAS), the most trusted name in e-security®, today reported financial results for the third quarter ended September 30, 2003.

Revenue for the third quarter of 2003 increased nine percent to $64.5 million, compared with $59.0 million for the third quarter of 2002. Net income for the third quarter of 2003 was $3.6 million, or $0.06 per diluted share, compared with a net loss of $8.2 million, or ($0.14) per share, for the same period in 2002. The Company’s third quarter 2002 net loss included restructuring charges of $2.7 million from the consolidation of facilities; a charge of $5.1 million for the decline in the fair value of the Company’s investments; and charges totaling $3.3 million from amortization and accretion.

“RSA Security continued to execute well in the third quarter as we posted further revenue growth, profitability and positive cash flow,” said Art Coviello, president and chief executive officer of RSA Security. “In what has typically been a seasonally slower quarter, two factors stand out as highlights of these positive results. First, continued strength in our RSA SecurID authentication products resulted in a record number of authenticators shipped in the quarter. We also grew our business internationally, with particularly strong performance in Japan and the Asia Pacific region.”

Third Quarter Highlights:

•	Operating Results: RSA Security posted its sixth consecutive quarter of sequential revenue growth in the third quarter. The Company also generated a book-to-bill ratio of 1 to 1 and ended the quarter with more than $11 million in product and services backlog. In addition, RSA Security’s third quarter gross margin increased to 79.9 percent, and its operating margin expanded to 10.2 percent.

•	Cash Flow: Cash and cash equivalents increased by $61.8 million during the quarter to $191.2 million. This increase was due in part to positive operating cash flow, and in part as a result of the Company’s receipt in early July 2003 of an income tax refund of $51.8 million from the recovery of income taxes paid in prior years.

•	Customer Base: RSA Security shipped product to more than 4,000 customers in the third quarter, including 700 new customers. The Company sold to a number of small- to mid-size organizations in a diverse range of vertical markets. Among the strongest vertical markets for RSA Security’s products in the third quarter were technology, financial services and telecommunications.

•	Technology Advances: In September, the Company announced RSA ClearTrust® v5.5 web access management software. This product delivers advanced user management capabilities, web services support (including SAML v1.1-compliant federated identity management capabilities), robust transactional authorization functionality, and unparalleled integration with Microsoft® platforms.

•	Product Recognition: The Company’s RSA SecurID® two-factor authentication software and RSA Keon® e-Sign digital signing software were recently chosen as Best Security Products in Windows & .Net Magazine’s second annual Readers’ Choice Awards.

Fourth Quarter Business Outlook

RSA Security’s financial guidance for the fourth quarter of 2003 assumes no material change in the global IT spending environment. This guidance is current as of today only and is based upon the Company’s expectation of an effective tax rate of approximately 22.5% for 2003. RSA Security undertakes no obligation to update its estimates:

•	Total revenue in the range of $63 million to $67 million.

•	Diluted earnings per share in the range of $0.04 to $0.07.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (EDT) to discuss the Company’s financial results and provide a business update. To access this call, dial (800) 810-0924 or (913) 981-4900. A replay of this conference call will be available for seven days at (888) 203-1112 or (719) 457-0820. Both live and replay numbers have a passcode of 725682.

In addition, a live webcast of this conference call will be available on the “Investor” page of the Company’s web site. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. A replay of this webcast will be available for approximately three months.

About RSA Security Inc.

With more than 13,000 customers around the globe, RSA Security provides interoperable solutions for establishing online identities, access rights and privileges for people, applications and devices. Built to work seamlessly and transparently in complex environments, the Company’s comprehensive portfolio of identity and access management solutions — including authentication, Web access management and developer solutions — is designed to allow customers to confidently exploit new technologies for competitive advantage. RSA Security’s strong reputation is built on its history of ingenuity and leadership, proven technologies and long-standing relationships with more than 1,000 technology partners. For more information, please visit www.rsasecurity.com.

# # #

RSA, BSAFE, ClearTrust, SecurID, Keon and The Most Trusted Name in e-Security are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the fourth quarter of 2003. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 26, 2003 and Quarterly Report on Form 10-Q filed on July 31, 2003.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenue
Products	$47,810	$43,322	$140,385	$124,237
Maintenance and professional services	16,652	15,706	48,743	46,826

Total revenue	64,462	59,028	189,128	171,063

Cost of revenue
Products	7,744	9,004	23,431	24,579
Maintenance and professional services	5,194	5,428	15,710	16,645
Amortization of technology related intangible assets (1)	—	1,647	—	4,940

Total cost of revenue	12,938	16,079	39,141	46,164

Gross profit	51,524	42,949	149,987	124,899

Costs and expenses
Research and development	13,632	13,036	39,548	42,292
Marketing and selling	23,345	23,757	69,389	77,306
General and administrative	7,976	7,725	25,901	22,532
Restructurings	—	2,722	—	29,803
Amortization of intangible assets (1)	—	890	—	2,447

Total	44,953	48,130	134,838	174,380

Income (loss) from operations	6,571	(5,181)	15,149	(49,481)

Interest expense and other	(1,790)	(1,951)	(5,510)	(6,231)
(Loss) income from investing activities	(74)	(5,115)	1,488	(18,548)

Income (loss) before provision (benefit) for income taxes	4,707	(12,247)	11,127	(74,260)

Provision (benefit) for income taxes	1,059	(4,027)	2,506	(27,279)

Net income (loss)	$3,648	$(8,220)	$8,621	$(46,981)

Basic earnings (loss) per share
Per share amount	$0.06	$(0.14)	$0.15	$(0.83)

Weighted average shares	59,248	56,696	58,213	56,553

Diluted earnings (loss) per share
Per share amount	$0.06	$(0.14)	$0.14	$(0.83)

Weighted average shares	59,248	56,696	58,213	56,553
Effect of dilutive equity instruments	3,838	—	3,173	—

Adjusted weighted average shares	63,086	56,696	61,386	56,553

(1) Amortization of technology related intangible assets has been reclassified from operating expense to cost of revenue for the three and nine months ended September 30, 2002.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$191,183	$103,030
Accounts receivable (less allowance for doubtful accounts of $1,906 in 2003 and $2,494 in 2002)	30,777	35,666
Inventory	4,139	2,334
Prepaid expenses and other assets	6,134	7,974
Refundable income taxes	5,804	57,643
Deferred taxes	3,842	3,829

Total current assets	241,879	210,476

Property and equipment, net	68,955	74,928
Other assets
Goodwill, net	188,372	191,742
Investments	—	1,400
Other	3,980	5,854

Total other assets	192,352	198,996

Total assets	$503,186	$484,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,784	$6,966
Accrued payroll and related benefits	12,731	11,256
Accrued expenses and other liabilities	16,193	17,543
Current portion of accrued restructurings	10,661	12,163
Income taxes accrued and payable	35,188	33,484
Deferred revenue	31,186	33,170

Total current liabilities	112,743	114,582

Deferred taxes, long-term	1,592	1,592
Accrued restructurings, long-term	20,902	27,315
Convertible debentures	78,525	77,477

Total liabilities	213,762	220,966

Stockholders’ equity	289,424	263,434

Total liabilities and shareholders’ equity	$503,186	$484,400

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash flows from operating activities
Net income (loss)	$3,648	$(8,220)	$8,621	$(46,981)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,074	3,984	9,638	12,635
Amortization of intangible assets	—	2,537	—	7,387
Non cash restructuring	—	—	—	5,081
Amortization of convertible debentures deferred financing costs	402	400	1,204	1,204
Non cash warrant accretion	351	344	1,048	1,029
(Income) loss from investing activities	—	—	(1,508)	1,766
Investment valuation and impairment	74	5,114	20	16,782
Deferred taxes	(14)	(1,005)	(14)	(2,900)
Increase (decrease) in cash from changes in:
Accounts receivable	(3,560)	(560)	6,482	22,738
Inventory	(1,550)	1,223	(1,633)	3,676
Prepaid expenses and other assets	1,315	1,149	2,038	3,808
Accounts payable	604	3,086	(365)	3,379
Accrued payroll and related benefits	1,570	839	1,114	(2,289)
Accrued expenses and other liabilities	(760)	67	(1,538)	(1,737)
Accrued restructurings	(2,072)	(3,193)	(7,514)	11,443
Refundable income taxes and income taxes accrued and payable	52,449	15,248	53,478	(2,435)
Deferred revenue	(1,691)	986	(3,313)	1,460

Net cash provided by operating activities	53,840	21,999	67,758	36,046

Cash flows from investing activities
Proceeds from sale of marketable securities	—	—	—	1,150
Purchases of property and equipment	(1,270)	(1,048)	(2,877)	(5,043)
Sales of investments	—	(209)	3,009	200
Acquisitions and related proceeds (costs)	—	(536)	3,370	(3,684)
Other	194	58	810	147

Net cash (used for) provided by investing activities	(1,076)	(1,735)	4,312	(7,230)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	8,876	813	16,491	3,538
Other	—	(1)	—	(18)

Net cash provided by financing activities	8,876	812	16,491	3,520

Effect of exchange rate changes on cash and cash equivalents	111	(234)	(408)	(2,075)

Net increase in cash and cash equivalents	61,751	20,842	88,153	30,261
Cash and cash equivalents, beginning of period	129,432	71,365	103,030	61,946

Cash and cash equivalents, end of period	$191,183	$92,207	$191,183	$92,207

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended

	Sept 30,	Dec 31,	March 31,	June 30,	Sept 30,
	2002	2002	2003	2003	2003

Revenue
Enterprise solutions	$53,444	$52,941	$55,412	$58,335	$57,114
Developer solutions	5,584	8,080	5,852	5,067	7,348

Total	$59,028	$61,021	$61,264	$63,402	$64,462

Enterprise solutions	91%	87%	90%	92%	89%
Developer solutions	9%	13%	10%	8%	11%

Total	100%	100%	100%	100%	100%

Products	$43,322	$44,716	$45,512	$47,063	47,810
Maintenance and professional services	15,706	16,305	15,752	16,339	16,652

Total	$59,028	$61,021	$61,264	$63,402	$64,462

Products	73%	73%	74%	74%	74%
Maintenance and professional services	27%	27%	26%	26%	26%

Total	100%	100%	100%	100%	100%

Domestic	$36,991	$35,796	$37,927	$37,445	37,581
International	22,037	25,225	23,337	25,957	26,881

Total	$59,028	$61,021	$61,264	$63,402	$64,462

Domestic	63%	59%	62%	59%	58%
International	37%	41%	38%	41%	42%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit (2)	$42,949	$28,286	$48,082	$50,380	$51,524
Gross margin (2)	72.8%	46.4%	78.5%	79.5%	79.9%
Total operating expenses (2)	$48,130	$75,790	$45,076	$44,808	$44,953
(Loss) income from operations	$(5,181)	$(47,504)	$3,006	$5,572	$6,571
Operating margin	(8.8)%	(77.8)%	4.9%	8.8%	10.2%
Interest expense and other	$(1,951)	$(2,547)	$(1,850)	$(1,869)	$(1,790)
(Loss) income from investing activities	$(5,115)	$(12,389)	$1,515	$47	(74)
(Benefit) provision for income taxes	$(4,027)	$(12,597)	$927	$520	$1,059
Net (loss) income	$(8,220)	$(49,843)	$1,744	$3,230	$3,648
Diluted (loss) earnings per share	$(0.14)	$(0.88)	$0.03	$0.05	$0.06
Other Financial Data
Gross margin – products (2)	75.4%	39.2%	82.3%	83.8%	83.8%
Gross margin – maintenance and professional services	65.4%	65.9%	67.4%	67.0%	68.8%
Authenticators shipped	658,000	631,000	699,000	744,000	764,000
Average selling price per authenticator	$42	$43	$42	$42	$41
Cash and cash equivalents	$92,207	$103,030	$115,416	$129,432	$191,183
Deferred revenue balance	$32,435	$33,170	$31,129	$32,514	$31,186
Book to bill ratio	1.0	1.1	1.0	1.1	1.0
Day sales outstanding (DSO)	54	54	42	38	44
Current ratio	1.9	1.8	1.9	2.0	2.1
Debt to equity ratio	0.3	0.3	0.3	0.3	0.3

(2)  Gross profit, gross margin and gross margin — products reflect the reclassification of amortization of technology related intangible assets of $1,647 from operating expense to cost of revenue for the three months ended September 30, 2002 and December 31, 2002, and also reflects the reclassification of impairment of intangible assets of $14,333 from operating expense to cost of revenue expense for the three months ended December 31, 2002.

Supplemental Financial Data (continued)
(Unaudited)
(In thousands, except per share data)

Over the past year, RSA Security has increased its focus on core operations and divested itself of substantially all of its investments held in RSA Capital. As a result, the Company will no longer be reporting non-GAAP results. However, the Company has provided the following historical data in order to reconcile its current GAAP financial reporting with historical (non-GAAP) results from core operations in 2002; management believes that providing this data will enable investors and analysts to compare the Company’s current GAAP results with non-GAAP reporting from prior periods.

	Sept 30,	Dec 31,
	2002	2002

Revenue	$59,028	$61,021

The following reconciles gross profit to historical proforma gross profit from core operations
Gross profit	$42,949	$28,286
Add:
Inventory write down and warranty expense	—	2,893
Impairment of technology related intangible assets (3)	—	14,333
Amortization of technology related intangible assets (3)	1,647	1,647

Proforma gross profit from core operations	$44,596	$47,159

Gross Margin (3)	72.8%	46.4%
Proforma gross margin	75.6%	77.3%
The following reconciles loss from operations to historical proforma operating (loss) profit from core operations
Loss from operations	$(5,181)	$(47,504)
Add:
Inventory write down and warranty expense	—	2,893
Impairment of technology related intangible assets (3)	—	14,333
Amortization of technology related intangible assets (3)	1,647	1,647
Research and development	—	—
Restructurings	2,722	26,233
Impairment of intangible assets (3)	—	4,807
Amortization of intangible assets (3)	890	890

Proforma operating (loss) profit from core operations	$78	$3,299

Operating Margin	(8.8)%	(77.8)%
Proforma operating margin	0.1%	5.4%
The following reconciles net (loss) income to historical proforma net (loss) income from core operations
Net loss	$(8,220)	$(49,843)
Add:
Inventory write down and warranty expense	—	2,893
Impairment of technology related intangible assets (3)	—	14,333
Amortization of technology related intangible assets (3)	1,647	1,647
Research and development	—	—
Restructurings	2,722	26,233
Impairment of intangible assets (3)	—	4,807
Amortization of intangible assets (3)	890	890
Amortization of convertible debentures deferred financing costs and warrant Accretion	744	754
Loss from investing activities	5,115	12,389
Less: Income tax benefit on reconciling items	3,403	12,831

Proforma net (loss) income from core operations	$(505)	$1,272

Diluted weighted average number of common shares	56,696	56,823

Diluted loss per share	$(0.14)	$(0.88)

Proforma diluted (loss) earnings per share	$(0.01)	$0.02

(3)  Reflect the reclassification of amortization of technology related intangible assets of $1,647 from operating expense to cost of revenue for the three months ended September 30, 2002 and December 31, 2002, and also reflects the reclassification of impairment of intangible assets of $14,333 from operating expense to cost of revenue for the three months ended December 31, 2002.